Exhibit 99.2

SECOND QUARTER 2023 EARNINGS SUPPLEMENTAL www.globalmedicalreit.com NYSE: GMRE Atrium Health – Winston - Salem, NC

Forward - Looking Statements Certain statements contained herein may be considered “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , and it is the Company’s intent that any such statements be protected by the safe harbor created thereby . These forward - looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results . Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items ; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward - looking statements . These forward - looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties . Although the Company believes that the expectations, estimates and assumptions reflected in its forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward - looking statements . Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1 A - Risk Factors, in our Annual Report on Form 10 - K, our Quarterly Reports on Form 10 - Q, and in our other filings with the SEC . You are cautioned not to place undue reliance on forward - looking statements . The Company does not intend, and undertakes no obligation, to update any forward - looking statement . TABLE OF CONTENTS Company Overview 3 Select Quarterly Financial Data 6 Business Summary 7 Portfolio Summary 8 Key Tenants/Portfolio Lease Expiration Schedule 11 Debt and Hedging Summary 12 Total Capitalization and Equity Summary 14 ESG Summary 15 Condensed Consolidated Statements of Operations 16 Condensed Consolidated Balance Sheets 17 Condensed Consolidated Statements of Cash Flows 18 Non - GAAP Reconciliations 19 Reporting Definitions and Other Disclosures 20 Legent Hospital for Special Surgery – Plano, TX 2Q - 2023 | Earnings Supplemental 2

3 2Q - 2023 | Earnings Supplemental COMPANY OVERVIEW GLOBAL MEDICAL REIT INC. (GMRE) IS A NET - LEASE MEDICAL OFFICE REAL ESTATE INVESTMENT TRUST (REIT) THAT OWNS AND ACQUIRES HEALTHCARE FACILITIES AND LEASES THOSE FACILITIES TO PHYSICIAN GROUPS AND REGIONAL AND NATIONAL HEALTHCARE SYSTEMS. Gross Investment in Real Estate (in billions): $1.4 Number of Buildings: 186 Number of States: 35 Weighted Average Portfolio Cap Rate: 7.9% % of Health System or Other Affiliated Tenants: 89% Weighted Average Lease Term (in years): 5.8 Leased Occupancy: 97% Portfolio Rent Coverage: 4.3x PORTFOLIO SNAPSHOT (as of June 30, 2023) Blue Sky Vision – Grand Rapids, MI

2Q - 2023 | Earnings Supplemental 4 Jeffrey Busch Chairman, Chief Executive Officer and President Robert Kiernan Chief Financial Officer and Treasurer Alfonzo Leon Chief Investment Officer Danica Holley Chief Operating Officer Jamie Barber General Counsel and Corporate Secretary Board of Directors Jeffrey Busch Chairman, Chief Executive Officer and President Henry Cole Lead Independent Director, Compensation Committee Chair, Audit Committee Member Paula Crowley Audit Committee Member, ESG Committee Member, Compensation Committee Member Matthew Cypher, Ph.D. ESG Committee Chair, Nominating and Corporate Governance Committee Member Ronald Marston Nominating and Corporate Governance Committee Chair, Compensation Committee Member Lori Wittman Audit Committee Chair, Nominating and Corporate Governance Committee Member, ESG Committee Member Zhang Huiqi Director INDEPENDENT DIRECTORS 71% BOARD % OF WOMEN AND HISTORICALLY UNDERREPRESENTED MINORITIES COMPANY OVERVIEW 43% Executive Officers

COMPANY OVERVIEW

Corporate Headquarters
Global Medical REIT Inc.
7373 Wisconsin Avenue, Suite 800
Bethesda, MD 20814
Phone: 202.524.6851
www.globalmedicalreit.com

Stock Exchange
New York Stock Exchange
Ticker: GMRE

Investor Relations
Stephen Swett
Phone: 203.682.8377
Email: stephen.swett@icrinc.com

Independent Registered Public Accounting Firm
Deloitte & Touche LLP
McLean, VA

Corporate and REIT Tax Counsel
Vinson & Elkins LLP
Daniel LeBey, Corporate Partner
Christopher Mangin, REIT Tax Partner

Transfer Agent
American Stock Transfer & Trust Company
Phone: 800.937.5449

Sell-Side Analyst Coverage

Firm	*Name*
Baird	Wes Golladay
BMO	Juan Sanabria
B. Riley Securities	Bryan Maher
Colliers Securities	Barry Oxford
Compass Point	Merrill Ross
JMP Securities	Aaron Hecht
Janney	Robert Stevenson
KeyBanc	Austin Wurschmidt
Stifel	Stephen Manaker


Cobalt Rehabilitation Hospital
Cobalt Rehabilitation Hospital – Surprise, AZ

2Q-2023 | Earnings Supplemental 5

SELECT QUARTERLY FINANCIAL DATA

GLOBAL MEDICAL REIT

(unaudited, and in thousands, except per share and unit amounts)

As of Period End (Unless Otherwise Specified)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Market capitalization (common and OP)	$619,096	$612,165	$636,914	$572,416	$754,488
Market price per share – common	$9.13	$9.11	$9.48	$8.52	$11.23
Common shares and OP units outstanding	67,809	67,197	67,185	67,185	67,185
Preferred equity	$74,959	$74,959	$74,959	$74,959	$74,959
Common equity	$544,599	$537,795	$558,025	$573,707	$559,053
Noncontrolling interest	$21,834	$15,721	$16,081	$15,918	$15,097
Total equity	$641,392	$628,475	$649,065	$664,584	$649,109
Investment in real estate, gross:	$1,431,369	$1,481,273	$1,484,177	$1,482,492	$1,444,565
Borrowings:					
Credit Facility - Revolver, gross	$76,143	$143,500	$145,700	$144,700	$260,100
Credit Facility - Term Loan A, gross	$350,000	$350,000	$350,000	$350,000	$350,000
Credit Facility - Term Loan B, gross	$150,000	$150,000	$150,000	$150,000	-
Notes payable, gross	$57,496	$57,780	$58,124	$58,409	$57,217
Weighted average interest rate for quarter	4.09%	4.27%	4.07%	3.65%	2.97%
Debt covenants:					
Leverage ratio (as defined in Credit Facility)	44.5%	47.4%	47.6%	47.6%	46.2%
Fixed charge coverage ratio for quarter (1.50x minimum)	2.80	2.88	3.15	3.41	3.59

Three Months Ended	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Rental revenue	$36,317	$36,199	$36,290	$35,347	$33,679
Interest expense	$8,468	$8,271	$8,064	$6,963	$5,401
G&A expenses	$4,462	$3,804	$4,051	$3,961	$4,336
Depreciation and amortization expenses	$14,805	$14,889	$15,093	$14,415	$14,036
Operating expenses	$7,223	$7,536	$7,138	$6,679	$6,000
Total expenses	$34,960	$34,542	$34,458	$32,130	$29,863
Gain on sale of investment properties	$12,786	$485	-	$6,753	-
Net income attributable to common stockholders	$11,820	$673	$369	$8,057	$2,236
Net income per share	$0.18	$0.01	$0.01	$0.12	$0.03
Wtd. Avg. basic and diluted common shares (GAAP)	65,544	65,525	65,518	65,518	65,507
FFO*	$14,710	$15,094	$15,457	$16,208	$16,387
FFO per share and unit*	$0.21	$0.22	$0.22	$0.23	$0.24
AFFO*	$15,868	$15,953	$16,522	$17,133	$17,563
AFFO per share and unit*	$0.23	$0.23	$0.24	$0.25	$0.25
Wtd. avg. common shares, OP and LTIP units	70,434	69,830	69,725	69,725	69,698

2Q-2023 | Earnings Supplemental *See page 19 for Non-GAAP reconciliations 6

2Q - 2023 | Earnings Supplemental 7 SECOND QUARTER 2023 OPERATING SUMMARY • Net income attributable to common stockholders was $11.8 million, or $0.18 per diluted share, as compared to $2.2 million, or $0.03 per diluted share, in the comparable prior year period. • Funds from Operations (“FFO”) of $14.7 million, or $0.21 per share and unit, as compared to $16.4 million, or $0.24 per share and unit, in the comparable prior year period. • Adjusted Funds from Operations (“AFFO”) of $15.9 million, or $0.23 per share and unit, as compared to $17.6 million, or $0.25 per share and unit, in the comparable prior year period. • Increased total revenue 7.9% year - over - year to $36.4 million, primarily driven by the Company’s acquisition activity during and since the comparable prior year period and its portfolio performance. COMMON AND PREFERRED DIVIDENDS • On June 9, 2023, the Board of Directors (the “Board”) declared a: • $0.21 per share cash dividend to common stockholders and unitholders of record as of June 23, 2023, which was paid on July 11 , 2023; and • $0.46875 per share cash dividend to holders of record as of July 15, 2023, of the Company’s Series A Preferred Stock, which was paid on July 31, 2023. INVESTMENT ACTIVITY • In April 2023, acquired two medical office buildings (MOBs) in Redding, California, for an aggregate purchase price of $6.7 million, encompassing an aggregate 18,698 leasable square feet. • In June 2023, sold a portfolio of four MOBs in Oklahoma City, Oklahoma, receiving gross proceeds of $66 million, resulting in a gain of $12.8 million. • In August 2023, sold a MOB in North Charleston, South Carolina, receiving gross proceeds of $10.1 million. This property had a net book value of approximately $7.2 million at the time of sale. CAPITAL MARKETS AND DEBT ACTIVITY • Leverage was 44.5 % as of June 30 , 2023. • As of August 2, 2023, we had unutilized borrowing capacity under the Credit Facility of $321 million. • We did not issue any shares of common stock under our ATM program during the second quarter of 2023 or from July 1, 2023 through August 2, 2023. BUSINESS SUMMARY

2Q - 2023 | Earnings Supplemental 8 PORTFOLIO SUMMARY (as of June 30, 2023) PORTFOLIO STATISTICS TENANT COMPOSITION * See page 21 for disclosures regarding the Company’s rent coverage calculation Texas Digestive Disease Consultants – Ft. Worth, TX Indiana Eye Clinic – Greenwood, IN Gross Investment in Real Estate (in billions) $1.4 Total Buildings 186 Total Leasable Square Feet (in millions) 4.8 Total Tenants 268 Leased Occupancy 97% Total Annualized Base Rent (ABR) (in millions) $111.3 Portfolio Rent Coverage* 4.3x Weighted Average Cap Rate 7.9% Weighted Average Lease Term (in years) 5.8 Weighted Average Rent Escalations 2.1% % of ABR Not-for-profit healthcare system 33% For-profit healthcare system 29% Other affiliated healthcare groups 27% Total 89%

2Q - 2023 | Earnings Supplemental 9 PORTFOLIO SUMMARY (as of June 30, 2023) LEASE TYPE RENT COVERAGE* * See page 21 for disclosures regarding the Company’s rent coverage calculation 1) Includes surgical hospitals, long - term acute care hospitals (LTACH) and behavioral hospitals. cCare – San Marcos, CA Hialeah Medical Plaza – Hialeah, FL % of ABR Triple-net 54% Absolute-net 38% Modified gross 6% Gross 2% Asset Type % of ABR Ratio MOB 14% 5.3x MOB/ASC 13% 5.0x Inpatient Rehab (IRF) 17% 3.7x Specialty Hospital (1) 6% 2.4x Total/Weighted Average 50% 4.3x Tenants Not Included Large/Credit Rated Tenants 30% N/A Not Reported 20% N/A

2Q - 2023 | Earnings Supplemental 10 PORTFOLIO SUMMARY (as of June 30, 2023) Mercy Rehab Hospital – Oklahoma City, OK TX 18% FL 10% OH 8% OK 3% PA 7% AZ 6% IL 6% All Others 42% LOCATION BY ABR MOB 69% IRF 18% Surgical Hospital 4% Other 9% BUILDING TYPE BY ABR Multi - Speciality 37% IRF 18% Opthamology 7% Oncology 4% Gastro 4% All Others 30% SPECIALTY BY ABR Health System 35% Physician Clinic 33% Post - Acute Care 20% Physician Surgical 7% All Others 5% PROVIDER TYPE BY ABR

KEY TENANTS/PORTFOLIO LEASE EXPIRATION SCHEDULE

GLOBAL MEDICAL REIT

Tenant	Description	Asset Type	% of Portfolio ABR
Lifepoint Health	LifePoint Health operates 62 community hospital campuses, more than 50 rehabilitation and behavioral health hospitals and more than 200 additional sites of care, including managed acute rehabilitation units, outpatient centers and post-acute care facilities.	IRF	6.9%
Encompass Health	Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States, with a national footprint that includes 153 hospitals in 36 states and Puerto Rico.	IRF	6.6%
MEMORIAL HEALTH SYSTEM	MHS is the largest health system in the Parkersburg-Marietta-Vienna MSA and delivers healthcare services in southeast Ohio. MHS operates the 199-bed Marietta Memorial Hospital and two critical access hospitals, nine outpatient care centers, 26 medical staff offices, and clinical care delivery locations.	MOB	4.9%
ADVOCATEHEALTH	Based in Charlotte, North Carolina, and formed from the combination of Advocate Aurora Health and Atrium Health, Advocate serves nearly 6 million patients annually and is the fifth-largest nonprofit integrated health system in the nation. With revenues of more than $27 billion, the newly combined organization comprises more than 1,000 sites of care and 67 hospitals.	MOB	3.7%
Trinity Health	Trinity Health is one of the largest not-for-profit, Catholic health care systems in the nation, with 88 hospitals, 135 continuing care locations, the second largest PACE program in the country, 136 urgent care locations and many other health and well-being services.	MOB	3.2%

Lease Expiration Schedule (ABR in thousands)

Year	# of Leases	Leasable Square Feet	% of Total Leasable Square Feet	ABR	% of Total ABR
2023	42	180,849	3.8%	$3,946	3.5%
2024	68	692,348	14.5%	$15,552	14.0%
2025	45	376,766	7.9%	$8,876	8.0%
2026	62	511,801	10.7%	$11,205	10.1%
2027	42	460,433	9.6%	$12,038	10.8%
2028	27	285,707	6.0%	$6,284	5.6%
2029	23	471,454	9.9%	$11,459	10.3%
2030	28	398,927	8.4%	$9,781	8.8%
2031	14	305,889	6.4%	$6,843	6.1%
2032	7	80,310	1.7%	$2,511	2.3%
Thereafter	42	865,425	18.1%	$22,828	20.5%
Total Leased SF	**400**	**4,629,909**	**97.0%**	**$111,323**	**100.0%**
Current Vacancy		**143,560**	**3.0%**		
Total Leasable SF		**4,773,469**	**100.0%**		

2Q-2023 | Earnings Supplemental 11

DEBT AND HEDGING SUMMARY

GLOBAL MEDICAL REIT

Debt Statistics	As of June 30, 2023
Total Gross Debt (in thousands):	$633,639
Fixed Rate Debt-to-Total Debt:	88%
Weighted Average Interest Rate	4.09%
Weighted Average Maturity (in years):	3.4
Leverage Ratio	44.5%
Fixed Charge Coverage Ratio	2.8



FIXED AND FLOATING RATE DEBT %
Floating
12%
Fixed
88%

Debt Detail (as of June 30, 2023)				
Debt	**Balance (in thousands)**	**Rate Type**	**Interest Rate**	**Maturity**
***Unsecured Credit Facility*:**				
Revolver:	**$76,143**	**Floating**	**SOFR + 1.50%[1]**	**8/1/2026[1]**
Term Loan A:	**$350,000**	**Fixed**	**3.39%[2]**	**May-26**
Term Loan B:	**$150,000**	**Fixed**	**4.15%[2]**	**February-28**
Other:				
Cantor Loan:	**$31,133**	**Fixed**	**5.22%**	**April-26**
Rosedale Loan:	**$13,760**	**Fixed**	**3.85%**	**July-25**
Dumfries Loan:	**$11,186**	**Fixed**	**4.68%**	**June-24**
Toledo Loan:	**$1,417**	**Fixed**	**5.00%**	**July-33**
Total/Weighted Average:	**$633,639**		**4.09%**	**3.4 years**

(1) Credit spread of 1.50% is based on the Company's overall leverage ratio (as defined in the credit facility agreement) being between 45% and 50% during the second quarter of 2023. Pursuant to the credit facility agreement, at each reporting date the credit spread will increase or decrease based on the Company's overall leverage ratio. In addition to the credit spread we also pay 10 bps related to the transition from LIBOR to secured overnight financing rate (SOFR). The Revolver has two Company-controlled, six-month extension options. If the Company exercises those options, the maturity date of the Revolver would be August 2027.

(2) Rates reflect the effect of the Company's interest rate swaps. See table on next page for a detailed descriptions of the Company's interest rate swaps. Consists of the fixed base rate plus a credit spread of 1.45% based on a leverage ratio of between 45% and 50% under our credit facility agreement, plus 10 bps related to the transition from LIBOR to SOFR and is calculated using 365/360 method.

2Q-2023 | Earnings Supplemental 12

2Q - 2023 | Earnings Supplemental 13 DEBT AND HEDGING SUMMARY (1) Consists of a total of ten current interest rates swaps and five forward starting interest rate swaps whereby we pay (or will pa y) the fixed base rate listed in the table above and receive the one - month SOFR, which is the reference rate for the outstanding loans in our credit fa cility. (2) Consists of the fixed base rate plus a credit spread of 1.45% based on a leverage ratio of between 45% and 50% under our cred it facility agreement, plus 10 bps related to the transition from LIBOR to SOFR and is calculated using 365/360 method. Citrus Valley Medical Associates – Corona, CA Notional (in thousands) Term Term Loan A - $350,000 Current – 8/2023 Fixed base rate: 1.80% Effective interest rate: 3.39% (2) 8/2023 – 8/2024 Fixed base rate: 1.50% Effective interest rate: 3.10% (2) 8/2024 – 4/2026 Fixed base rate: 1.36% Effective interest rate: 2.95% (2) Term Loan B - $150,000 Current – 2/2028 Fixed base rate: 2.54% Effective interest rate: 4.15% (2) Interest Rate Swap Detail (as of June 30, 2023) (1) Weighted Average Interest Rates

2Q - 2023 | Earnings Supplemental 14 TOTAL CAPITALIZATION AND EQUITY SUMMARY (unaudited, and in thousands, except per share data) (1) Based on the closing price of the Company’s common stock on June 30, 2023, of $9.13 per share. (2) LTIPs are issued as equity compensation to the Company’s directors and employees and, as such, have no capital value associated to them. Total Capitalization As of June 30, 2023 Total Debt $633,639 Preferred Stock $74,959 Common Stock (1) $598,608 OP Units (2,244 units) (1) $20,488 Vested LTIP Units (2,151 units) (2) $— Total Capitalization $1,327,694 (1) Calculated by dividing the aggregate dividends received for the trailing four quarters by the Company’s closing stock price o n J une 30, 2023 of $ 9.13 per share. Record Date Payment Date Dividend (per share) 10/15/2022 10/31/2022 $0.46875 1/15/2023 1/31/2023 $0.46875 4/15/2023 5/1/2023 $0.46875 7/15/2023 7/31/2023 $0.46875 Total: $1.87500 Preferred Dividends Record Date Payment Date Dividend (per share) 9/23/2022 10/11/2022 $0.21 12/22/2022 1/9/2023 $0.21 3/24/2023 4/11/2023 $0.21 6/24/2023 7/11/2023 $0.21 Total: $0.84 Common Dividends $619,096 $74,959 $633,639 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 Total Capitalization Common Stock, OP Units and LTIP Units Preferred Stock Total Debt Stock Shares Dividend Rate/Yield Liquidation Preference Optional Redemption Period Series A Cumulative Preferred Stock, $0.001 par value per share 3,105 7.50% $25 per share Began on 9/15/2022 Common Stock, $0.001 par value per share 65,565 9.20% (1) N/A N/A Equity Detail (as of June 30, 2023)

2Q - 2023 | Earnings Supplemental 15 ESG SUMMARY • We continue our efforts to quantify the energy consumption of our portfolio. For the 2022 GRESB assessment report we received a score of 46 which was higher than our 2021 score. • We utilize the ENERGY STAR platform to collect and track our energy consumption data and have identified properties that are strong candidates for the ENERGY STAR certificate program. In 2022, we earned an ENERGY STAR certification for our Select Medical facility in Omaha, Nebraska, which scored 99, and for our Brown Clinic facility in Watertown, South Dakota, which attained a score of 84. • We continue to build on our work with the Georgetown University’s Steers Center for Global Real Estate, which established a quality assurance process and uniform collection and reporting standard for energy use. • We incorporate climate risks and environmental sustainability assessments in our due diligence process. This has yielded actionable energy consumption mitigation recommendations and immediate access to utility consumption information. Collecting this information as part of our asset evaluation supports our ESG approach of Alignment. • In the second quarter we published our 2022 corporate sustainability report, which can be found at https://www.globalmedicalreit.com/about/corporate - responsibility/ . ENVIRONMENTAL SOCIAL Our Board continues to lead our social and governance efforts. With its diverse composition, our Board is a strong example of inclusive leadership with a composition of 43% women and individuals from underrepresented groups. • Our Board has been recognized by “Women on Boards” and our executive team reflects our demographically diverse staff. • Our Phoenix, Arizona metro area pilot project with Ride United continued with great success. We provided 1,070 healthcare related rides to individuals in need. 60% of the rides were to medical, dental and eye appointments; 15% were to pharmacy appointments; 12% to substance use support; and 10% to mental health support. We will continue to support this program in Phoenix and expect to expand to support a similar program in Orlando, Florida. • Our commitment to employee engagement remains a high - priority, as we continue to make accommodations for health, safety, and work - life balance. With this commitment in mind, and with the compensation committee of the Board’s leadership, we conducted an employee survey that covered a comprehensive range of subjects related to our employees’ attitudes about our work culture, compensation components, as well as demographic and identification data. GOVERNANCE • The Board formed a standing ESG committee that oversees the Company’s environmental, social, governance and resilience efforts. • GMRE is a member of the National Association of Corporate Directors.

2Q - 2023 | Earnings Supplemental 16 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, and in thousands, except per share amounts) 2023 2022 2023 2022 Revenue Rental revenue $36,317 $33,679 $72,517 $65,530 Other income 34 18 64 42 Total revenue 36,351 33,697 72,581 65,572 Expenses General and administrative 4,462 4,336 8,266 8,534 Operating expenses 7,223 6,000 14,759 11,372 Depreciation expense 10,468 9,898 20,962 19,300 Amortization expense 4,337 4,138 8,732 7,915 Interest expense 8,468 5,401 16,739 10,202 Preacquisition expense 2 90 44 130 Total expenses 34,960 29,863 69,502 57,453 Income before gain on sale of investment properties 1,391 3,834 3,079 8,119 Gain on sale of investment properties 12,786 — 13,271 — Net income $14,177 $3,834 $16,350 $8,119 Less: Preferred stock dividends (1,455) (1,455) (2,911) (2,911) Less: Net income attributable to noncontrolling interest (902) (143) (947) (313) Net income attributable to common stockholders $11,820 $2,236 $12,492 $4,895 Net income attributable to common stockholders per share - basic and diluted $0.18 $0.03 $0.19 $0.07 Weighted average shares outstanding – basic and diluted 65,544 65,507 65,534 65,405 Three Months Ended June 30, Six Months Ended June 30,

2Q - 2023 | Earnings Supplemental 17 CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, and in thousands) June 30, 2023 December 31, 2022 Assets Investment in real estate: June 30, 2023+B5:B22 Land $165,242 $168,308 Building 1,038,464 1,079,781 Site improvements 21,404 22,024 Tenant improvements 66,544 65,987 Acquired lease intangible assets 139,715 148,077 1,431,369 1,484,177 Less: accumulated depreciation and amortization (218,109) (198,218) Investment in real estate, net 1,213,260 1,285,959 Cash and cash equivalents 2,460 4,016 Restricted cash 7,325 10,439 Tenant receivables, net 7,381 8,040 Due from related parties 391 200 Escrow deposits 9,725 7,833 Deferred assets 26,189 29,616 Derivative asset 35,864 34,705 Goodwill 5,903 5,903 Other assets 12,302 6,550 Total assets $1,320,800 $1,393,261 Liabilities and Equity Liabilities: Credit Facility, net $567,988 $636,447 Notes payable, net 57,121 57,672 Accounts payable and accrued expenses 15,457 13,819 Dividends payable 16,048 15,821 Security deposits 4,213 5,461 Other liabilities 12,137 7,363 Acquired lease intangible liability, net 6,444 7,613 Total liabilities 679,408 744,196 Equity: Preferred stock ($77,625 liquidation preference) 74,959 74,959 Common stock 66 66 Additional paid-in capital 722,418 721,991 Accumulated deficit (213,744) (198,706) Accumulated other comprehensive income 35,859 34,674 Total Global Medical REIT Inc. stockholders' equity 619,558 632,984 Noncontrolling interest 21,834 16,081 Total equity 641,392 649,065 Total liabilities and equity $1,320,800 $1,393,261 As of

2Q - 2023 | Earnings Supplemental 18 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, and in thousands) 2023 2022 Operating activities Net income $16,350 $8,119 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 20,962 19,300 Amortization of acquired lease intangible assets 8,679 7,871 Amortization of above market leases, net 578 514 Amortization of debt issuance costs and other 1,202 1,029 Stock-based compensation expense 1,835 2,576 Capitalized preacquisition and other costs charged to expense 76 190 Gain on sale of investment properties (13,271) — Other 121 45 Changes in operating assets and liabilities: Tenant receivables 659 (119) Deferred assets (1,731) (2,314) Other assets and liabilities (224) 323 Accounts payable and accrued expenses (339) 1,621 Security deposits (1,248) 764 Net cash provided by operating activities 33,649 39,919 Investing activities Purchase of land, buildings, and other tangible and intangible assets and liabilities (442) (99,917) Net proceeds from sale of investment properties 68,403 — Escrow deposits for purchase of properties — (794) Advances made to related parties (191) (174) Capital expenditures on existing real estate investments (2,333) (1,509) Leasing Commissions (371) — Net cash provided by (used in) investing activities 65,066 (102,394) Financing activities Net proceeds received from common equity offerings — 9,979 Escrow deposits required by third party lenders (902) (957) Repayment of notes payable (628) (552) Proceeds from Credit Facility 24,600 92,500 Repayment of Credit Facility (94,157) (5,000) Payment of debt issuance costs — (7) Dividends paid to common stockholders, and OP Unit and LTIP Unit holders (29,387) (29,136) Dividends paid to preferred stockholders (2,911) (2,911) Net cash (used in) provided by financing activities (103,385) 63,916 Net (decrease) increase in cash and cash equivalents and restricted cash (4,670) 1,441 Cash and cash equivalents and restricted cash—beginning of period 14,455 12,759 Cash and cash equivalents and restricted cash—end of period $9,785 $14,200 Six Months Ended June 30,

NON-GAAP RECONCILIATIONS

GLOBAL MEDICAL REIT

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended				
FFO and AFFO	**JUN 30, 2023**	**MAR 31, 2023**	**DEC 31, 2022**	**SEP 30, 2022**	**JUN 30, 2022**
Net income	**$14,177**	**$2,173**	**$1,848**	**$10,029**	**$3,834**
Less: Preferred stock dividends	(1,455)	(1,455)	(1,455)	(1,455)	(1,455)
Depreciation and amortization expense	14,774	14,861	15,064	14,387	14,008
Gain on sale of investment property	(12,786)	(485)	-	(6,753)	-
FFO	**$14,710**	**$15,094**	**$15,457**	**$16,208**	**$16,387**
Amortization of above market leases, net	287	291	292	221	315
Straight line deferred rental revenue	(879)	(763)	(1,006)	(1,018)	(1,032)
Stock-based compensation expense	1,147	688	1,066	1,039	1,289
Amortization of debt issuance costs and other	601	601	601	571	514
Preacquisition expense	2	42	112	112	90
AFFO	**$15,868**	**$15,953**	**$16,522**	**$17,133**	**$17,563**
Net income attributable to common stockholders per share – basic and diluted	**$0.18**	**$0.01**	**$0.01**	**$0.12**	**$0.03**
FFO per share and unit	**$0.21**	**$0.22**	**$0.22**	**$0.23**	**$0.24**
AFFO per share and unit	**$0.23**	**$0.23**	**$0.24**	**$0.25**	**$0.25**
Wtd Average Common Shares, OP and LTIP Units outstanding:					
Common shares	65,544	65,525	65,518	65,518	65,507
OP units	2,134	1,667	1,668	1,668	1,668
LTIP units	2,747	2,638	2,539	2,539	2,523
Wtd Average Common Shares, OP and LTIP Units Outstanding - basic and diluted	70,434	69,830	69,725	69,725	69,698

	Three Months Ended				
EBITDA*re* and Adjusted EBITDA*re*	**JUN 30, 2023**	**MAR 31, 2023**	**DEC 31, 2022**	**SEP 30, 2022**	**JUN 30, 2022**
Net income	**$14,177**	**$2,173**	**$1,848**	**$10,029**	**$3,834**
Interest expense	8,468	8,271	8,064	6,963	5,401
Depreciation and amortization expense	14,805	14,889	15,093	14,415	14,036
Gain on sale of investment property	(12,786)	(485)	-	(6,753)	-
EBITDA*re*	**$24,664**	**$24,848**	**$25,005**	**$24,654**	**$23,271**
Stock-based compensation expense	1,147	688	1,066	1,039	1,289
Amortization of above market leases, net	287	291	292	221	315
Preacquisition expense	2	42	112	112	90
Adjusted EBITDA*re*	**$26,100**	**$25,869**	**$26,475**	**$26,026**	**$24,965**

*See page 20 and 21 for definitions of FFO, AFFO, EBITDAre and Adjusted EBITDAre

2Q-2023 | Earnings Supplemental

19

2Q - 2023 | Earnings Supplemental 20 REPORTING DEFINITIONS AND OTHER DISCLOSURES Annualized Base Rent Annualized base rent represents monthly base rent for June 2023, multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future ( i ) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash - collected basis are not included in annualized base rent. Capitalization Rate The capitalization rate (“Cap Rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“ EBITDAre ” and “Adjusted EBITDAre ”) We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable. We define Adjusted EBITDAre as EBITDAre plus non - cash stock compensation expense, non - cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Funds from Operations and Adjusted Funds from Operations Funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) are non - GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate - related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate - related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period - over - period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss. AFFO is a non - GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non - cash items and certain recurring and non - recurring items. For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock - based compensation expense, recurring amortization of above and below market leases, recurring amortization of debt issuance costs, recurring lease commissions, and other items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

2Q - 2023 | Earnings Supplemental 21 REPORTING DEFINITIONS AND OTHER DISCLOSURES Rent Coverage Ratio For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit - rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 20% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 20% of non - reporting tenants is Pipeline Healthcare, LLC, which filed for Chapter 11 bankruptcy protection in October of 2022. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary. Other Disclosures Non - GAAP Financial Measures Management considers certain non - GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non - GAAP measures consist of EBITDAre , Adjusted EBITDAre , FFO and AFFO. A non - GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non - GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non - GAAP financial measures. The non - GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein. Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.globalmedicalreit.com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov . Certain information contained in this package, including, but not limited to, information contained in our Top 10 tenant profiles is derived from publicly - available third - party sources. The Company has not independently verified this information and there can be no assurance that such information is accurate or complete.

INVESTOR RELATIONS globalmedicalreit.com NYSE: GMRE Stephen Swett 203.682.8377 stephen.swett@icrinc.com